CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report on AllianceBernstein Focused Growth & Income Fund, Inc. dated January 15, 2008, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-90261 and 811-09687).

                                                   ERNST & YOUNG LLP

New York, New York
February 25, 2008